UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



          February 1, 2002                               000-32657
------------------------------------         -----------------------------------
          Date of Report                          Commission File Number
 (Date of earliest event reported)

                                    ELEKTRYON
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Nevada                                    88-0353324
------------------------------------         -----------------------------------
  (State or Other jurisdiction                       (I.R.S. Employer
       or organization)                            Identification Number)

                         6565 Spencer Street, Suite 206
                               Las Vegas, NV 89119
-------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  (702)361-1719
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 3. BANKRUPTCY OR RECEIVERSHIP.

On February 1, 2002, Elektryon filed a voluntary petition under Chapter 11 of the Title 11, United States Code, in the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court"). Elektryon remains in possession of its assets and properties as debtor-in-possession. On February 11, 2002, Elektryon sent a letter to its shareholders, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the Chapter 11 filing and notifying the shareholders that Elektryon will seek approval by the Bankruptcy Court of the sale of substantially all of its assets to Ocean Power Corporation, a Delaware corporation ("Ocean Power"). The proposed terms of that transaction are described more fully below. See "Item 5. Other Events."

Item 5. OTHER EVENTS.

On January 29, 2002, Elektryon and Ocean Power signed an Asset Purchase Term Sheet pursuant to which Ocean Power will, subject to conditions set forth in the Asset Purchase Term Sheet, acquire certain of Elektryon's assets, including rights to the 100kW Powr/Mastr product line. The term sheet extends Ocean Power's existing exclusive license to the Powr/Mastr product outside the United States and nonexclusive license within the United States through the period necessary to complete a definitive Asset Purchase Agreement, obtain a fairness opinion from Ocean Power's investment banker and obtain satisfaction of all other conditions of sale.

The price for the purchase will be paid in shares of common stock of Ocean Power ("Ocean Power Common Stock") as follows: (1) $7,000,000 in Ocean Power Common Stock (at the 20 day average price at the time of closing or $2.00 per share, whichever is higher) upon final transfer of Elektryon's assets subject to the agreement to Ocean Power, (2) $8,000,000 in Ocean Power Common Stock (at the 20 day average price prior to achieving this milestone or $4.00 per share, whichever is higher) when the Powr/Mastr product achieves 10,000 hours of continuous, failure-free operation or when Ocean Power achieves $6,250,000 of sales over a three month period with a minimum gross margin of 30%, whichever comes first, and (3) $10,000,000 of Ocean Power Common Stock (at the 20 day average price prior to achieving this milestone or $6.00 per share, whichever is higher) when the Powr/Mastr product meets certain applicable regulatory requirements. The purchase is subject to the satisfaction of certain other conditions set forth in the Asset Purchase Term Sheet, including approval by the Boards of Directors of the respective companies, a fairness opinion from Ocean Power's investment banker and court approval of the purchase as part of a Chapter 11 plan of reorganization of Elektryon.

Pursuant to the Asset Purchase Term Sheet, Ocean Power will issue (a) an option to purchase 300,000 shares of Ocean Power Common Stock to Michael E. Holmstrom, the President and Chief Financial Officer of Elektryon, and (b) an option to purchase 250,000 shares of Ocean Power Common Stock to Joanne Firstenberg, the General Counsel of Elektryon. The options will (i) have an exercise price of $0.50 per share of Ocean Power Common Stock, (ii) vest on January 1, 2003, and
(iii) be exercisable for four years.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) and (b)    None

    (c) Exhibit 99.1 Letter to Shareholders of Elektryon dated February 11, 2002

         Exhibit 99.2 Term Sheet,  dated January 29, 2002,  between Ocean Power
                      Corporation and Elektryon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 28, 2002                     ELEKTRYON



                                            By: /s/ Michael E. Holmstrom
                                               ---------------------------------
                                               Michael E. Holmstrom
                                               President